Exhibit 99.1

News Release

3 March 2021

FREYR Receives Government Low-Emission Grant from ENOVA to Support Development of Initial Clean Battery Cell Production Facility

FREYR AS has received a NOK 142 million-grant (USD 16.4 million) from the Norwegian Ministry of Climate and Environment through ENOVA SF as part financing for the development and construction of a pilot plant in Mo i Rana, Norway, which will be FREYR’s initial clean battery cell production facility.

ENOVA is an enterprise owned by the Ministry of Climate and Environment. The enterprise is contributing to reduced non-quota greenhouse gas emissions by 2030 and technology development and innovation that contributes to emission reductions up to 2050.

“It is exciting to see Norwegian businesses lead the way in the global battery race and develop tomorrow’s industry with tomorrow’s technology. It is important to ENOVA that Norwegian battery production is as climate friendly as possible, and we want to contribute to reducing the risks related to more environmentally friendly technology,” says Nils Kristian Nakstad, CEO of ENOVA.

With support from the grant, FREYR’s Board has sanctioned the final contracting processes for the plant. Construction of the plant is expected to start in the second quarter of 2021 and is an important step in realizing FREYR's initial target of scaling to 43 GWh of cost efficient and clean battery cell production capacity by 2025. FREYR plans to qualify this next generation battery cell technology as part of its ambition to accelerate the decarbonisation of all transportation and energy systems, and utilize Norway’s inherent advantages, including access to renewable energy, low electricity prices, Norway’s highly skilled workforce and the closeness to rapidly growing markets in Europe and the US.

“The ENOVA grant supports our decision to develop FREYR’s and Norway’s first lithium-ion battery cell manufacturing facility. The grant provides enabling financial support for our pilot plant and serves as a strong recognition of FREYR’s ambition to produce battery cells with high energy density at low cost with the world’s lowest carbon footprint” says Tom Einar Jensen, the CEO of FREYR.

On 29 January 2021, FREYR announced that it will become a publicly listed company through a business combination with Alussa Energy Acquisition Corp., raising approximately USD 850 million in equity proceeds to accelerate the development of clean battery cell manufacturing capacity in Norway. Subject to closing conditions being met, the combined company will be named “FREYR Battery” (“Pubco”) and its common stock is expected to start trading on the New York Stock Exchange under the ticker symbol FREY upon closing, expected in the second quarter of 2021. On 16 February 2021, the extraordinary general meeting of FREYR approved the business combination.

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About FREYR AS

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 to position the company as one of Europe’s largest battery cell suppliers. The facilities will be located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com.

About Enova

Enova SF is owned by the Ministry of Climate and Environment and contributes to reduced greenhouse gas emissions, development of energy and climate technology and a strengthened security of supply. For more information, visit: https://www.enova.no

About Alussa Energy Acquisition Corp.

Alussa Energy is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While Alussa Energy may pursue an acquisition opportunity in any industry or sector, Alussa Energy intends to focus on businesses across the entire global energy supply chain. For more information, please visit: https://www.alussaenergy.com.

Contact information

FREYR

Steffen Føreid, CFO, +47 9755 7406, steffen.foreid@freyrbattery.com

Harald Bjørland, Investor Relations, +47 908 58 221, hb@crux.no

Hilde Rønningsen, Director of Communications,+47 453 97 184, hilde.ronningsen@freyrbattery.com

ENOVA

Arve Solheim, Markets, Enova SF, +47-982 83 966, arve.solheim@enova.no

Alussa Energy

Chi Chow, Alussa Energy, Strategy & Investor Relations, +1 929-303-6514, cchow@alussaenergy.com

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Forward-looking statements

The information in this press release includes forward-looking statements and information based on management’s expectations as of the date of this press release. All statements other than statements of historical facts, including statements regarding FREYR’s business strategy, anticipated business combination with Alussa Energy (the “Transaction”) and the terms of such combination, anticipated benefits of FREYR’s technologies and projected production capacity are forward-looking statements. The words “may,” will,” “expect,” “plan,” “target,” or similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. FREYR may not actually achieve the plans or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from current expectations, include FREYR’s ability to execute on its business strategy and develop and increase production capacity in a cost-effective manner; changes adversely affecting the battery industry; the further development and success of competing technologies; the failure of 24M technology or FREYR’s batteries to perform as expected; and our ability to complete the business combination with Alussa Energy on the terms that we currently expect or at all.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the Transaction will be completed, nor can there be any assurance, if the Transaction is completed, that the potential benefits of combining the companies will be realized.

Important Information about the Transaction and Where to Find It

In connection with the Transaction, Alussa Energy and Pubco will file relevant materials with the SEC, including a Form S-4 registration statement to be filed by Pubco (the “S-4”), which will include a prospectus with respect to Pubco’s securities to be issued in connection with the proposed business combination and a proxy statement (the “Proxy Statement”) with respect to Alussa Energy’s shareholder meeting at which Alussa Energy’s shareholders will be asked to vote on the proposed Business Combination and related matters. ALUSSA ENERGY SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE S-4 AND THE AMENDMENTS THERETO AND OTHER INFORMATION FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ALUSSA ENERGY, PUBCO, FREYR AND THE TRANSACTION. When available, the Proxy Statement contained in the S-4 and other relevant materials for the Transaction will be mailed to shareholders of Alussa Energy as of a record date to be established for voting on the proposed business combination and related matters. The preliminary S-4 and Proxy Statement, the final S-4 and definitive Proxy Statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Alussa Energy with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Alussa Energy Acquisition Corp. at c/o PO Box 500, 71 Fort Street, Grand Cayman KY1-1106, Cayman Islands.

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